UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2016, Great Basin Scientific Inc. (the “Company”) issued a press release announcing  its revenues and customer results for the quarter ended September 30, 2016. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is  incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the  Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities

On November 8, 2016, certain holders of the Series F Convertible Preferred Stock (“Preferred Stock’) were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the mandatory conversion of the Preferred Stock under the terms of the Certificate of Designations for the Preferred Stock.  In connection with the mandatory conversions, the Company issued 4,100,000 shares of common stock upon the conversion of 82 shares of Preferred Stock at a conversion price of $0.02 per share.

The Company previously filed an 8-K on November 4, 2016 and reported 148,583,055 shares of common stock outstanding therefore as of November 14, 2016 there are 152,683,055 shares of common stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders

In connection with the mandatory conversion of preferred stock in Item 3.02 hereof, the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account  the mandatory conversion price of the Preferred Stock.  The exercise price of the following securities were adjusted as follows:

Series B Warrants

As of November 14, 2016, the Company has outstanding Series B Warrants to purchase 36 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise prices of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  The mandatory conversions of the Preferred Stock triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, during the period of October 31 through November 4, 2016, the exercise price for the Series B Warrants was adjusted from $92,503 to $91,675 per share of common stock.

Series D and 2015 Subordination Warrants

As of November 14, 2016, the Company has outstanding Series D and 2015 Subordination Warrants to purchase 1,290 shares of common stock of the Company.  The Series D and 2015 Subordination Warrants include a provision which provides that the exercise prices of the Series D and 2015 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The mandatory conversions of the Preferred Stock triggers an adjustment to the exercise price of the Series D and 2015 Subordination Warrants.  Therefore, as of November 3, 2016, the exercise price for the Series D and 2015 Subordination Warrants was adjusted from $126.40 to $0.02 per share of common stock.

Series H and 2015 Subordination Warrants

As of November 14, 2016, the Company has outstanding Series H and 2016 Subordination Warrants to purchase 724,219 shares of common stock of the Company.  The Series H and 2016 Subordination Warrants include a provision which provides that the exercise prices of the Series H and 2016 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The mandatory conversions of the Preferred Stock triggers an adjustment to the exercise price of the Series H and 2016 Subordination Warrants.  Therefore, as of November 3, 2016, the exercise price for the Series H and 2016 Subordination Warrants was adjusted from $166.40 to $0.02 per share of common stock.

2016 Convertible Notes

As of November 14, 2016, the Company has outstanding $75 million senior secured convertible notes (“2016 Notes”).  The 2016 Notes include a provision which provides that the conversion price of the 2015 Notes will be adjusted in connection with certain equity issuances by the Company.  The mandatory conversions of the Preferred Stock trigger an adjustment to the conversion price of the 2016 Notes.  Therefore, as of November 3, 2016, the conversion price for the 2016 Notes was adjusted from $160.00 to $0.02 per share of common stock.

Item 7.01 Regulation FD Disclosure.

On November 14, 2016, the Company issued a press release announcing  its revenue and customer results for the quarter ended September 30, 2016. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On November 14, 2016, the Company issued a letter to its shareholders regarding an update on business results for the quarter ended September 30, 2016. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the  Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.                                Description

99.1*                      Press Release dated November 14, 2016.

99.2*  Letter to Shareholders dated November 14, 2016

* The Exhibits relating to Items 2.02 and 7.01 are  intended to be furnished to, not filed with, the SEC pursuant to Regulation FD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: November 14, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer